UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2009

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Place, Suite 450, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

This current report on Form 8-K relates to information received by PharmAthene, Inc. (the “Company”) from the U.S. Department of Health and Human Services (“DHHS”) regarding the Company’s bid in response to the DHHS Request for Proposal (RFP-BARDA-08-15) for an ‘‘Anthrax Recombinant Protective Antigen (rPA) Vaccine for the Strategic National Stockpile,’’ and the potential timing of a contract award under this solicitation.

On February 29, 2008, the DHHS issued RFP-BARDA-08-15, and we submitted a response to this solicitation on July 31, 2008.  While the original solicitation indicated that an award would be made by September 26, 2008, which was later extended to December 31, 2008, DHHS subsequently delayed the award date further.  Based on recent communications we have had with DHHS, we believe that an award may be made during the first half of April 2009.  Nevertheless, there can be no assurance that DHHS will not again extend the timeline for issuing an award or that the Company will be awarded a contract under that solicitation.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: March 24, 2009	By:	/s/ Christopher C. Camut
Christopher C. Camut Chief Financial Officer